UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

Penn Octane Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24394	52-1790357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77-530 Enfield Lane, Bldg. D Palm Desert, California	92211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 772-9080

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Penn Octane Corporation’s (Penn Octane) Form 10-Q for the quarter ended June 30, 2009 was required to be filed with the Securities and Exchange Commission by August 14, 2009. Penn Octane did not file the Form 10-Q for the quarter ended June 30, 2009 by the required due date. Penn Octane’s consolidated subsidiary, Rio Vista Energy Partners L.P. (Rio Vista) also did not file its Form 10-Q for the quarter ended June 30, 2009 with the Securities and Exchange Commission by the required due date of August 14, 2009.

Penn Octane consolidates Rio Vista in its financial statements and accordingly requires the Rio Vista financial information in order to prepare its financial statements. In addition, due to Penn Octane’s continued cash flow constraints, Penn Octane has been unable to satisfy the outstanding amounts owed to its independent accountants (Auditors) for prior work performed and accordingly the Auditors have not yet commenced their review of the March 31, 2009 financial information. The Auditors have not made any review of the June 30, 2009 quarterly financial information. Penn Octane owns 75% of Rio Vista GP LLC, the general partner of Rio Vista. Penn Octane does not have operations other than managing the general partner of Rio Vista.

Penn Octane does not have any estimate as to when the Auditors will be paid and/or when Rio Vista will be able to issue its quarterly financial reports which Penn Octane requires to complete its quarterly financial reports. In light of the foregoing, Penn Octane believes that filing of its financial information and other reports will be made, if at all, only in the event that it has adequate funds to satisfy its currently outstanding obligations and its management determines that Penn Octane will have sufficient assets to allow it to resume and thereafter continue filing reports as required under the Securities Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN OCTANE CORPORATION

By: / s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer, Acting President, Vice President,
Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Executive, Financial and Accounting Officer)

Dated: August 17, 2009